UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (407) 900-5259

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 22, 2025, Luminar Technologies, Inc. (the “Company”) filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the voting and other relative rights, powers and preferences of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, with a stated value of $1,000 per share (the “Series A Preferred Stock”). The Certificate of Designations was filed in connection with the securities purchase agreement, dated May 19, 2025 (the “Purchase Agreement”), entered into by the Company with certain institutional accredited investors signatory thereto, as previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2025 (the “Prior Form 8-K”). The Certificate of Designations became effective on May 22, 2025.
The description of the terms of the Series A Preferred Stock and the Certificate of Designations as previously reported in the Prior Form 8-K is incorporated by reference herein. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference herein.
Item 8.01. Other Events.
On May 22, 2025, the Company closed the previously disclosed offering of 35,000 shares (the “Preferred Shares”) of Series A Preferred Stock pursuant to the Purchase Agreement, for net proceeds to the Company of $33.6 million, before deducting placement agent fees and other offering expenses. At the closing, the Company also issued the lead investor 505,051 shares of the Company’s Class A common stock, par value $0.0001 per share (such shares, the “Commitment Shares” and, together with the Preferred Shares, the “Securities”), as a commitment fee pursuant to the Purchase Agreement.
The offering of the Securities was made, and the Securities were issued, pursuant to the Company’s registration statement on Form S-3 (File No. 333-279118) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 4, 2025, including the prospectus contained therein, as well as a prospectus supplement filed with the SEC on May 22, 2025, relating to the offering of the Securities.
A copy of the opinion of Orrick, Herrington & Sutcliffe LLP relating to the legality of the issuance and sale of the Securities is filed as Exhibit 5.1 to this Current Report on Form 8-K, and is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designations of Series A Convertible Preferred Stock of Luminar Technologies, Inc., filed with the Secretary of State of the State of Delaware and effective May 22, 2025.
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
104	Cover page interactive data file formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: May 22, 2025	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer